ATLANTA INTERNET BANK MORTGAGE CENTER
                     MORTGAGE LOAN ORIGINATION, PROCESSING,
                           PURCHASE AND SALE AGREEMENT

         THIS AGREEMENT (this "Agreement") is made as of the __ day of __________, 1998 by and between ATLANTA INTERNET BANK, FSB ("LENDER"), a Federal savings bank having an office at 950 Northpoint Parkway, Suite 350, Alpharetta, Georgia 30005, Attention: Don Shapleigh, and FIRST MORTGAGE NETWORK, INC. ("PROCESSOR"), a Florida corporation having an office located at 8751 Broward Boulevard, Fifth Floor, Plantation, Florida 33324, Attention: John T. Rodgers.

                                    RECITALS
                                    --------

         PROCESSOR operates a program that is characterized by borrower convenience features such as direct on-line Internet access, a standard business-hour toll-free residential mortgage loan origination hot-line, speed of commitment, and nationwide availability. PROCESSOR will establish a private label service bureau (the "Private Label Program") to allow LENDER to offer residential mortgage loan products on its Internet Bank Mortgage Center via PROCESSOR's Internet application process. PROCESSOR will develop all forms and documents necessary in a generic format or will customize the same to be consistent with the look and feel of LENDER'S other marketing materials and existing Internet site design. For purposes of this Agreement, "Business Day" shall mean a day on which national banks are open for the transaction of business required for this Agreement.

         In consideration of the above recitals, the terms and covenants of this Agreement, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT
                                    ---------

1.       Private Label Program.

1.1      Duties of PROCESSOR.
         PROCESSOR will perform the following loan processing and underwriting services on behalf of LENDER in connection with single-family residential mortgage loans originated through the Private Label Program ("Loans"):

1.1.1 PROCESSOR will provide information on loan products and interest rate pricing information to LENDER, to be updated each business day.

1.1.2 PROCESSOR will host on the Internet the LENDER's Internet Bank Mortgage Center site providing FTP access to LENDER. PROCESSOR will add or make available its Internet mortgage loan application and rate posting modules to be used in conjunction with LENDER's mortgage loan web site.

1.1.3 PROCESSOR will provide all desired support and counseling services to assist with the completion of Loan applications and will receive Loan applications transmitted by LENDER or LENDER's customers by electronic mail or other means. PROCESSOR will handle all aspects of Loan processing, underwriting, and origination (collectively, "Loan Processing Work"), including, without limitation, verification of borrower information, Loan approval, closing, shipping, and post-closing work. PROCESSOR will underwrite the Loans and perform all other Loan Processing Work in conformity with underwriting standards provided by LENDER to PROCESSOR from time to time (collectively the "Loan Criteria"). PROCESSOR shall be responsible for promptly advising LENDER in writing of any Loan Criteria which are inconsistent with the Applicable Requirements (as defined in Section 1.1.10 below). All Loans made under the Private Label Program will be closed in the name of LENDER and will be funded by LENDER. Without limiting the foregoing provisions of this Section 1.1.3, PROCESSOR will issue timely instructions to LENDER for funding Loans and will supervise the closing of Loans in accordance with the Loan Criteria and the Applicable Requirements.

1.1.4 PROCESSOR will make all disclosures required by federal or state law to Loan applicants, including, without limitation, disclosures required by the Real Estate Settlement Procedures Act, Truth in Lending Act, and Equal Credit Opportunity Act. In all cases, PROCESSOR will issue all such disclosures within the applicable legal time periods.

1.1.5 PROCESSOR will assist LENDER in compiling any and all information required in connection with the Loans by federal or state regulatory agencies, including, without limitation, information required by LENDER for compliance with the Home Mortgage Disclosure Act and the Community Reinvestment Act.

1.1.6 PROCESSOR will provide LENDER with weekly status updates of the Private Label Program, which updates will include information on weekly Private Label Program usage, comments by users, Loan pipeline reports, and Loan application reports.

1.1.7 PROCESSOR will respond promptly and professionally to questions, comments, complaints and other reasonable requests regarding Loans from LENDER's customers (whether or not expressly requested by LENDER to do so) and shall cooperate and assist in promptly answering same.

1.1.8 PROCESSOR shall promptly provide copies to LENDER of all written correspondence related to the Loan Processing Program or any loan originated thereunder which could reasonably lead to a claim or demand against LENDER and/or its affiliates by any third party or any liability of LENDER and/or its affiliates to any third party.

1.1.9 At its sole discretion, PROCESSOR shall use commercially reasonable efforts to market the Private Label Program and shall, at a minimum, cooperate with and reasonably assist LENDER by supplying material, advice and information for LENDER's marketing and promotional activities which relate to the Private Label Program.


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

1.1.10 PROCESSOR hereby represents and warrants to LENDER, and covenants in favor of LENDER, that all Loans originated on LENDER's behalf pursuant to this Agreement will be underwritten, processed, originated, and closed (i) in conformity with all conditions and requirements necessary for sale of such Loans in the secondary market for single-family residential mortgage loans and (ii) in compliance with all applicable federal, state and local laws, rules and regulations, including, without limitation, the Real Estate Settlement Procedures Act, Truth in Lending Act, Flood Disaster Protection Act, Equal Credit Opportunity Act, applicable usury limitations, and applicable lending laws (all conditions, requirements, laws, rules and regulations referenced in clauses (i) and (ii) of this Section 1.1.10 being herein collectively referred to as the "Applicable Requirements"). PROCESSOR further represents and warrants to LENDER, and covenants in favor of LENDER, that PROCESSOR (and its agents and employees performing Loan Processing
         Work) have such familiarity and experience with the Applicable Requirements as is necessary to ensure the accuracy of the foregoing representation and warranty under this Section 1.1.10 and the fulfillment of the foregoing covenant under this Section 1.1.10.

1.1.11 No later than 4:00pm (prevailing Atlanta, Georgia time) on the business day immediately preceding the business day on which funding for any Loan will be due from LENDER in accordance with Section 1.2.7 hereof, PROCESSOR shall deliver to LENDER true, correct and complete copies of
         (1) a nationally recognized title insurance company's insured closing letter covering the applicable closing attorney with respect to such Loan, (2) the pertinent borrower's Loan application, and (3) the PROCESSOR's "Net Check Letter to Escrow Agent" (including, without limitation, itemization of settlement fees) with respect to such Loan, and (4) wiring instructions. Within three (3) business days after closing of each Loan pursuant to this Agreement and the License Agreement, PROCESSOR shall cause delivery to LENDER (i) the fully executed original promissory note evidencing such Loan, LENDER agrees to notify PROCESSOR of receipt of such note, and (ii) a true, correct and complete copy of the security instrument (i.e., mortgage, deed of trust, or deed to secure debt) securing such Loan. Each Loan funded by LENDER pursuant to this Agreement shall be the sole and exclusive property of LENDER until such Loan is duly sold by LENDER. So long as any such Loan is the property of LENDER: (a) all documents evidencing, securing, or otherwise relating to such Loan shall likewise be the sole and exclusive property of LENDER and shall specify LENDER as sole holder of such Loan; and (b) any such documents remaining in the possession of PROCESSOR or its closing attorney or other agent shall be deemed to be held by PROCESSOR as custodian for LENDER, with PROCESSOR hereby being charged with all reasonable due care in safeguarding such documents on behalf of LENDER and hereby being authorized to take only those actions (with respect to such documents) which LENDER hereafter authorizes in writing.

1.2      Duties of LENDER.
         LENDER will use the Private Label Program as a nonexclusive single-family residential mortgage lending program. In connection with the Private Label Program, LENDER will perform the following functions:


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

1.2.1 LENDER will use its best efforts to market, promote and advertise the availability of Loans through the Private Label Program, pursuant to LENDER's marketing plan and budget.

1.2.2 LENDER may advertise, market, or originate applications for mortgage loans to be processed, underwritten, closed and funded for LENDER's own portfolio or for sale by LENDER to other secondary market purchasers outside the Private Label Program.

1.2.3 LENDER will transmit to PROCESSOR, by electronic mail or other means, mortgage loan applications received from LENDER's customers for processing under the Private Label Program in a timely manner. LENDER shall exercise its best efforts to ensure that the complete Loan application packages are transmitted to and received by PROCESSOR for processing within 24 hours of LENDER's receipt. LENDER's failure to deliver a complete Loan application package to PROCESSOR within such 24-hour period will only relieve PROCESSOR of liability for untimely disclosures resulting from such delayed delivery.

1.2.4 LENDER, in conjunction with PROCESSOR, will develop and provide to PROCESSOR the Loan Criteria standards in conformity with applicable laws, rules and regulations and guidelines of secondary market investors, including the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, and the Government National Mortgage Association.

1.2.5 LENDER shall be entitled to rely on PROCESSOR's underwriting decisions on each Loan, provided, however, that LENDER shall maintain ultimate authority for underwriting decisions and may review and approve or deny each Loan, including PROCESSOR's recommended credit ^ and underwriting decisions on any and all Loans. LENDER will, therefore, not be obligated to fund any Loan which LENDER has not approved.

1.2.6 LENDER will be named as the payee on all Loans, and all disclosures will be given to Loan borrowers in the name of the LENDER.

1.2.7 LENDER will fund^ all Loans originated through the Private Label Program, using its own funds or funds obtained by LENDER through a warehouse line of credit, which funds shall be disbursed by LENDER to PROCESSOR or its agent in accordance with funding instructions from PROCESSOR for the Loan closing.

1.3      Purchase and Sale of Loans.

1.3.1 PROCESSOR agrees to purchase from LENDER, and LENDER agrees to sell to PROCESSOR, in accordance with and subject to the terms and conditions of this Agreement, all Loans made by LENDER under the Private Label Program, with each Loan purchase and sale to be consummated (by payment of the Purchase Price for such Loan in accordance with Section 1.3.2 hereof) within forty-eight (48) hours after Loan settlement and funding to the greatest extent practicable and in all events within seven (7) calendar days after Loan settlement and funding. Such Loans will be sold by LENDER and purchased by PROCESSOR without recourse and on a servicing-released basis, with PROCESSOR undertaking servicing of all Loans so purchased by PROCESSOR. Notwithstanding the foregoing, LENDER hereby reserves the right, exercisable in Lender's sole discretion, either to retain Loans funded under this Agreement in LENDER's portfolio or to sell such Loans directly to secondary market purchasers other than PROCESSOR; provided that LENDER must exercise this reserved right by notifying PROCESSOR, at any time prior to locking in the borrower's interest rate on any applicable Loan, that such Loan will not be sold to PROCESSOR pursuant to this Agreement. PROCESSOR shall not be entitled or obligated to purchase from LENDER, and LENDER shall not be obligated to sell to PROCESSOR, any Loan in respect of which Seller has exercised such reserved right under this Section 1.3.1.

1.3.2 The purchase price ("Purchase Price") to be paid by PROCESSOR and accepted by LENDER for each Loan sold to PROCESSOR pursuant to Section
         1.3.1 hereof shall be equal to the sum of: (1) the Loan amount at the interest rate specified in the note, plus (2) the accrued and unpaid interest on the Loan through and including the date on which the purchase and sale of the Loan is consummated, plus (3) all origination fees and/or discount points paid by or refunded to the borrower, plus
         (4) an amount equal to 0.05 percent of loan amount (5 basis points). PROCESSOR shall be entitled to a credit against the Purchase Price in the amount of any prepaid interest which is actually received and retained by LENDER with respect to such Loan and which is applicable to any period (i) from and including the date on which the sale and purchase of such Loan is consummated between LENDER and PROCESSOR if the Purchase Prices is not received by LENDER by12 noon on the date of consummation, or (ii) after the date on which the sale and purchase of such Loan is consummated between LENDER and PROCESSOR if the Purchase Price is not received by LENDER by 12 noon (prevailing Atlanta, Georgia time) on the date of consummation. The Purchase Price for each Loan (after netting any applicable credit for prepaid interest) shall be paid by PROCESSOR to LENDER in immediately available funds.

1.3.3 Upon PROCESSOR's delivery of the Purchase Price applicable to any Loan which PROCESSOR is obligated to purchase under this Agreement, LENDER
         (1) shall deliver to PROCESSOR any and all documents and instruments which evidence, secure, or otherwise relate to such Loan and which are then in LENDER's actual possession and (2) shall release in PROCESSOR's favor any and all rights of LENDER in, to, and under such documents and instruments.

1.3.4 If PROCESSOR fails to deliver the Purchase Price (for any Loan which PROCESSOR is obligated to purchase under this Agreement) within seven
         (7) calendar days after settlement and funding of such Loan or if PROCESSOR otherwise fails to consummate the purchase of such Loan in accordance with this Section 1.3, then LENDER, in its sole discretion, shall be entitled to exercise any and all rights and remedies, at law or in equity or otherwise, with respect to any and all


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

         such failures by PROCESSOR and any and all Loans subject to such failures by PROCESSOR, including, without limitation, the following:

         (1) LENDER shall be entitled to effect the sale of any and all such Loans to any other person(s) or entity(ies) at any commercially reasonable price(s) (any such sale being an "Alternative Sale"), with PROCESSOR being obligated to indemnify LENDER for any and all losses, damages, liabilities, claims, legal fees, and other expenses incurred by LENDER as a direct or indirect consequence of any and all Alternative Sales, including, without limitation, any positive difference between the Purchase Price due under this Agreement for any such Loan and the price actually received by LENDER through the Alternative Sale of such Loan; and

         (2) LENDER shall be entitled to specific performance of PROCESSOR's obligation to purchase any and all such Loans, together with monetary relief for any and all losses, damages, liabilities, claims, legal fees, and other expenses incurred by LENDER as a direct or indirect consequence of PROCESSOR's breach of this Agreement.

1.4      Features of the Program.
         Customers of LENDER who are qualified for a Loan under the Private Label Program will be entitled to the following features and services:

1.4.1 A Pre-Approval program which provides customers a written commitment to obtain a loan prior to purchasing residential property.

1.4.2 Flexible application options, including loan-by-phone, in person, by mail, fax, or on-line.

1.4.3 Flexible interest rate lock-in options, with interest rate lock duration up to 270 days, when available.

2.       Nonexclusive Agreement.
         During the term of this Agreement, PROCESSOR will have the non-exclusive right to perform the duties outlined above as part of the Private Label Program. LENDER may enter into any agreement with third parties for similar services (whether in the aggregate or individually) or otherwise directly offer mortgage loans through its Internet Bank Mortgage Center. PROCESSOR retains the right to offer residential mortgage loans to any customer who applies to PROCESSOR through another of the PROCESSOR's mortgage loan programs or through a loan offer made to the public by PROCESSOR. PROCESSOR also retains the right to offer programs similar to the Private Label Programs to other lenders.

3.       Consideration.

3.1      Compensation Due PROCESSOR.


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

3.1.1    [REDACTED]

3.1.2 PROCESSOR shall receive no compensation for any Loan which is not purchased by PROCESSOR pursuant to this Agreement because PROCESSOR defaults in its obligation to purchase such Loan.

3.1.3 PROCESSOR's compensation under this Section 3.1 shall be subject to reduction in the amount of any loan administration fees ("Loan Administration Fees") (as defined in Section 3.2.2 below) which the PROCESSOR fails to charge borrower, provided that the amount and characterization of such Loan Administration Fees has been communicated to PROCESSOR in writing at the time the Loan application is delivered to PROCESSOR.

3.2      Compensation Due LENDER.

3.2.1    [REDACTED]

3.2.2 Except for pass-through fees, all other fees collected from Loan borrowers ("Loan Administration Fees") in connection with any Loan Processing Work or any other aspect of originating Loans shall be remitted by PROCESSOR to LENDER immediately upon PROCESSOR's receipt thereof and shall be the sole and exclusive property of LENDER at all times. LENDER shall have sole authority to establish all Loan Administration Fees and to set the amount(s) thereof.

4.       Term.
         Subject to the provisions of Section 5 hereof, this Agreement will continue in full force and effect for a period of one (1) year from the date of this Agreement and will thereafter automatically be renewed for additional periods of one (1) year; provided, however, that either party may cancel this Agreement as of the expiration of any such one-year period by giving written notice to the other party hereto at least sixty (60) days prior to the end of either the initial one-year term or any subsequent one-year term of this Agreement.

5.       Termination.

5.1.     Events Causing Termination.
         Subject to the provisions of Section 5.2. hereof, this Agreement may be terminated by either party during the existence of any of the following conditions:

5.1.1 If the other party ("Other Party") is the subject of any of the following: (1) a court having jurisdiction shall have entered a decree or order constituting an order for relief in respect


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

         of the Other Party under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Other Party or any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of the Other Party, or any petition seeking such relief or appointment shall have been filed in such a court and shall not have been dismissed within a period of forty-five (45) days; (2) the Other Party shall have filed a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Other Party shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Other Party or of any substantial part of properties, or the Other Party shall fail generally to pay its debts as such debts become due, or the Other Party shall take any corporate action in furtherance of any such action; (3) any admission by the Other Party of its insolvency or inability to pay its debts as they fall due; or (4) the adjudication of the Other Party as bankrupt or insolvent;

5.1.2 If the Other Party fails to pay the terminating party any amount within sixty (60) days after the date on which such amount was first due the terminating party in accordance with this Agreement or, if a due date is not specified herein or therein, within sixty (60) days after the Other Party's receipt of an invoice for such amount;

5.1.3 If the Other Party is in material breach of or material default under this Agreement;

5.1.4    If the Other Party engages in any dishonest or fraudulent conduct; or

5.1.5 If it becomes unlawful for the parties hereto to do business in accordance with this Agreement.

5.2      Duties Upon Termination.
         Upon termination of this Agreement for any cause pursuant to Section
         5.1 hereof:

5.2.1 The parties agree to continue their cooperation in order to affect an orderly termination of their relationship. Each party shall immediately cease accepting applications under the Private Label Program, provided, however, that PROCESSOR shall, at LENDER's option, continue the Loan Processing Work under the terms and conditions of this Agreement in order to consummate any Loan(s) for which an application has been received by PROCESSOR or LENDER on or prior to the date of termination. All compensation due any party in connection with any such Loan(s) shall be paid in accordance with this Agreement, and PROCESSOR's obligation to purchase any such Loan(s) shall be in full force and effect in accordance with and subject to the terms and conditions of this Agreement.


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

5.2.2 Each party shall return all copies of promotional materials, marketing literature, written information and reports pertaining to the other party's products or services that have been supplied by such other party.

6.       Arbitration.
         Any controversy arising in conjunction with or relating to this Agreement, and any amendment hereof, shall be determined and settled by arbitration in a location mutually agreed upon by the parties, in accordance with the rules of the American Arbitration Association. Any arbitration award rendered hereunder shall be final and binding on each of the parties hereto and their respective successors and assigns, and judgment may be entered thereon by any court having jurisdiction. The parties shall continue their performance under this Agreement while the arbitration proceeding is pending.

7.       Indemnity.

7.1 Each party hereby indemnifies and agrees to hold harmless the other party against liabilities, claims, damages, costs, charges, judgments, expenses (including, without limitation, reasonable attorneys' fees), or any other losses (collectively, "Liabilities") incurred by such other party as a result of a third party's use of the mortgage loan origination functions of LENDER's Internet Bank Mortgage Center to the extent such Liabilities result from any negligent acts or omissions, bad faith, or willful misconduct of the indemnifying party or its employees, agents or affiliates (provided that neither party hereto shall be deemed the other party's agent or affiliate for any purposes, including, without limitation, the application of this Section 6).

7.2 PROCESSOR will indemnify and hold LENDER harmless against, any and all Liabilities incurred by LENDER and arising from any act or omission of PROCESSOR or its agents or employees in connection with PROCESSOR's rights and obligations under this Agreement, including, without limitation, any breach of this Agreement by PROCESSOR ^, any breach of any of PROCESSOR's representations and warranties set forth in Sections ^ 1.1.10, 9.1 and 9.3, or any and all claims by borrowers relating to such acts or omissions. PROCESSOR will, at its own expense, defend any action brought against LENDER; provided that PROCESSOR is promptly notified in writing by LENDER of any such action; and provided, further, that PROCESSOR shall have the exclusive right to control such defense. In no event shall LENDER settle any such claim, lawsuit or proceeding involving Liabilities covered by PROCESSOR's indemnification obligation under this Section 7.2 without PROCESSOR's prior written approval, which shall not be unreasonably withheld.

7.3 LENDER will indemnify and hold PROCESSOR harmless against, and will at its own expense defend, any action brought against PROCESSOR to the extent such action is based upon a breach of LENDER's representations and warranties set forth in Sections 9.2 and 9.3; provided that LENDER is promptly notified in writing by PROCESSOR of any such action; and provided further that LENDER shall have the exclusive right to control such defense. In no event shall PROCESSOR settle such claim, lawsuit or


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

         proceeding without LENDER's prior written approval, which shall not be unreasonably withheld.

8.       Liability.
         UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS) ARISING FROM THE USE OR INABILITY TO USE THE INTERNET BANK MORTGAGE CENTER AND THE PRIVATE LABEL PROGRAM OR ARISING FROM THE USE OF ANY LINKED UP INTERNET SITE (EVEN IF THAT PARTY HAS BEEN ADVISED OF, OR HAS FORESEEN THE POSSIBILITY OF, SUCH DAMAGES).

9.       Representations, Warranties and Covenants of PROCESSOR and LENDER.

9.1 PROCESSOR hereby represents, warrants and covenants to LENDER as follows:

9.1.1 PROCESSOR is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and that it has all requisite corporate power and authority necessary to make and perform its obligations under this Agreement. The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed by PROCESSOR pursuant hereto, and the consummation of the transactions contemplated hereby, have each been duly and validly authorized by all necessary action of PROCESSOR. This Agreement constitutes a valid, legal and binding agreement of PROCESSOR enforceable by LENDER in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership or other laws affecting rights of creditors generally and subject to general equity principles.

9.1.2 PROCESSOR is qualified to do business in all states and in any other jurisdiction in which such qualification is required or where PROCESSOR maintains an office or does substantial business.

9.1.3 The execution, delivery and performance of this Agreement by PROCESSOR, its compliance with the terms hereof and consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, give rise to any right of termination, cancellation or acceleration under, constitute a default under, be prohibited by or require any additional approval under: (1) PROCESSOR's charter, by-laws, or other organizational documents, or any other material instrument or agreement to which PROCESSOR is a party or by which PROCESSOR is bound or which affects this Agreement, or (2) any and all laws, orders, injunctions or decrees applicable to PROCESSOR.

9.1.4 PROCESSOR possesses and will maintain at all times while this Agreement is in effect any and all necessary licenses and permits required by any and all laws necessary to conduct the business contemplated by the terms of this Agreement. LENDER's


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

         obligations under this Agreement do not require LENDER to obtain or maintain any such state or local licenses or permits.

9.1.5 Neither PROCESSOR nor its agents know of, or with the exercise of reasonable diligence, would know of any suit, action, arbitration or legal or administrative or other proceeding pending or threatened against PROCESSOR which would affect its ability to perform its obligations under this Agreement.

9.2 LENDER hereby represents, warrants and covenants to PROCESSOR as follows:

9.2.1 LENDER is a federal savings bank duly chartered, validly existing, and in good standing under the laws of the United States and that it has all requisite corporate power and authority necessary to make and perform this Agreement. The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed by LENDER pursuant hereto, and the consummation of the transactions contemplated hereby, have each been duly and validly authorized by all necessary action of LENDER. This Agreement constitutes a valid, legal and binding agreement of LENDER enforceable by PROCESSOR in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership or other laws affecting rights of creditors generally and subject to general equity principles.

9.2.2 Subject to PROCESSOR's full compliance with all terms and conditions of this Agreement and with all Loan Criteria:

         (1) The execution, delivery and performance of this Agreement by LENDER, its compliance with the terms hereof and consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, give rise to any right of termination, cancellation or acceleration under, constitute a default under, be prohibited by or require any additional approval under: (i) LENDER's charter, by-laws, or other organizational documents, or any other material instrument or agreement to which LENDER is a party or by which LENDER is bound or which affects this Agreement, or (ii) any and all laws, orders, injunctions or decrees applicable to LENDER.

         (2) LENDER possesses and will maintain its federal savings bank charter at all times while this Agreement is in effect.

         (3) Neither LENDER nor its agents know of, or with the exercise of reasonable diligence, would know of any suit, action, arbitration or legal or administrative or other proceeding pending or threatened against LENDER which would affect its ability to perform its obligations under this Agreement.

9.3 Each party agrees that it will not use the trademarks, service marks, logo, name or any other proprietary descriptions of the other party or the other party's parent or affiliates, whether registered or unregistered, without the other party's prior written consent.

9.4 Each party agrees to notify the other as soon as practicable of any formal request by a governmental agency to examine records pertaining to the other party or its customers, if the party being subjected to such examination is permitted to so notify the other party. Each party agrees that the other party is authorized to fully cooperate with any such examination, and that such cooperation will not constitute a breach of this Agreement, including, without limitation, a breach of the confidentiality provisions in Section 10.13 hereof.

10.      Miscellaneous.

10.1 Nothing in this Agreement will be deemed to constitute a partnership, joint venture, employment, affiliated business arrangement, or agency relationship between the parties.

10.2 This Agreement may not be assigned, in whole or in part, by any party hereto without the prior written consent of the other party, except to:
         (1) a parent company or wholly owned subsidiary of the assigning party,
         (2) a person or entity that purchases in excess of fifty percent (50%) of either party's voting stock, or (3) any entity which purchases substantially all assets of the assigning party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.3 All notices required to be given hereunder will be considered delivered when placed in the United States Mail, certified mail, return receipt requested, properly addressed, or when delivered by courier, to the parties at their respective addresses as set forth at the beginning of this Agreement; provided that a party may change its address for notices hereunder by giving the other party written notice of such change.

10.4 This Agreement constitutes the entire agreement of the parties and supersedes all prior understandings, whether written or oral, between the parties thereto. This Agreement will not be modified except by written instrument duly executed by PROCESSOR and LENDER. Any approvals or consents required by either party by the terms of this Agreement shall not be unreasonably withheld. Notwithstanding the above, in the event either party expressly waives a default or breach of the other party, this waiver will not be considered a waiver of a later default or breach of the same or any other provision of this Agreement. If either party fails to object or take affirmative action with respect to any conduct of the other party which is in violation of the terms of this Agreement, this failure shall not be construed as a waiver of such terms between the parties hereto.

10.5 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

10.6 Neither party shall be liable to the other party for any loss or damage due to delays or failure to perform resulting from an event of "Force Majeure," which shall mean and include: an act of God; accident; war; fire; lockout; strike or labor dispute; riot or civil commotion; act of public enemy; enactment, rule, order or act of civil or military authority; acts or omissions of the other party; judicial action; inability to secure adequate materials, labor, or facilities; the inability of carriers to make scheduled deliveries; or any other event beyond the reasonable control of such party. Notwithstanding the foregoing, Force Majeure shall not excuse either party from making payments when due.

10.7 If any provision or part of this Agreement is deemed invalid or unenforceable under applicable laws, the remainder of this Agreement shall not be affected thereby and shall be fully enforceable to the extent of the valid portions thereof.

10.8 LENDER shall not solicit or cause to be solicited any Loan borrower for the purpose of prepaying a Loan in whole or substantially in whole for a period of three (3) years after the sale of such Loan to PROCESSOR except with the written permission of PROCESSOR, which may be withheld for any reason, and provided that nothing in this Section 10.8 will prevent LENDER from general solicitations in its marketplace for mortgage loans. Notwithstanding LENDER's agreement to refrain from making mortgage loan solicitations as described in the preceding sentence, all customer data relating to Loans sold under this Agreement will remain the property of LENDER.

10.9 Each party shall pay its own expenses incident to this Agreement and the transactions contemplated hereby, including, but not limited to, all fees of its counsel and accountants, whether or not any of the transactions contemplated shall be consummated; provided, however, that in addition to the compensation due LENDER pursuant to Section 3.2 hereof, PROCESSOR shall immediately reimburse LENDER for its reasonable legal fees and related actual expenses for initial development of this Agreement and related documentation in an amount not to exceed $10,000.

10.10 This Agreement shall be construed fairly as to both parties and not in favor of or against either party, regardless of which party prepared this Agreement.

10.11 This Agreement will be interpreted and construed in accordance with, and will be governed by, the laws of the State of Georgia. The parties hereto irrevocably submit themselves to the jurisdiction of the courts of the State of Georgia. Any suit or action arising out of this Agreement may be brought in the court of competent jurisdiction in the County of Fulton, State of Georgia. Service of process may be made, in addition to any other method permitted by law, by certified mail, return receipt requested, sent to the applicable address set forth herein.

10.12 The parties acknowledge and agree that the Private Label Program is not intended to permit the access or transmission of LENDER's customer names, screen names, addresses or any information concerning LENDER's customers, other than that required to be accessed or transmitted in connection with a Loan application.

10.13 The parties agree to maintain the terms and conditions of this Agreement confidential during the term of this Agreement. In addition, each party acknowledges that in performing under this Agreement it may gain access to confidential information belonging to the other party and its customers, including but not limited to business, financial and technological information (collectively, "Confidential Information"), which Confidential Information constitutes and shall constitute valuable assets and trade secrets. Accordingly, when a party (the "Receiving Party") receives Confidential Information from another party (the "Owning Party"), the Receiving Party shall, both during the term of this Agreement and following the termination thereof, (1) keep secret and retain in strict confidence any Confidential Information received from the Owning Party, (2) not disclose to any third party any Confidential Information received from the Owning Party for any reason whatsoever, (3) not disclose any Confidential Information received from the Owning Party to the Receiving Party's employees, except on a need-to-know basis, and (4) not make use of any Confidential Information received from the Owning Party for its own purposes or for the benefit of any third party except as authorized by this Agreement. Notwithstanding the foregoing, the parties' duty regarding Confidential Information shall not apply when disclosure is made pursuant to (i) any state or federal law or regulation, or (ii) the order of any state or federal court or agency, provided the party disclosing such Confidential Information provides prior written notice, wherever practicable, to the other party.

10.14 All warranties and indemnities by either party under this Agreement shall survive the expiration or termination of this Agreement.

10.15 In the event PROCESSOR makes secondary market commitments in the name of LENDER to sell Loans on behalf of LENDER and pursuant to this Agreement, PROCESSOR agrees to sell and deliver such Loans in accordance with the secondary market commitments made in the name of and on behalf of LENDER with respect to such Loans, provided that nothing in this Agreement shall authorize PROCESSOR to make such commitments in the name of or on behalf of LENDER.


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

          IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first set forth above.


                                         LENDER: Atlanta Internet Bank, FSB

                                         By: ________________________________

                                         Name: ______________________________

                                         Title: _____________________________
                                                           [BANK SEAL]


                                         PROCESSOR: First Mortgage Network, Inc.

                                         By: ___________________________________

                                         Name: _________________________________

                                         Title: ________________________________
                                                           [CORPORATE SEAL]